UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 17, 2022

Smartsheet Inc.
(Exact name of registrant as specified in its charter)

Washington	001-38464	20-2954357
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10500 NE 8th Street, Suite 1300
Bellevue,	WA
98004
(Address of principal executive offices and zip code)
(844)	324-2360
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, no par value per share	SMAR	The New York Stock Exchange
    Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

    Emerging growth company ☐

    If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

On June 17, 2022, Smartsheet Inc. (the “Company”) held its 2022 Annual Meeting of Shareholders (the “Annual Meeting”). At the Annual Meeting, three proposals were submitted to the Company’s shareholders. The proposals are described in more detail in the Company’s definitive proxy statement filed with the U.S. Securities and Exchange Commission on May 3, 2022. The final voting results were as follows:

Proposal 1 – Election of Directors

The Company’s shareholders elected Elena Gomez, Mark P. Mader, and Magdalena Yesil as Class I directors to serve for terms expiring at the 2025 Annual Meeting of Shareholders based on the following voting results.

	Votes For	Votes Withheld	Broker Non-Vote
Elena Gomez	87,505,828	20,928,860	9,826,612
Mark P. Mader	89,079,344	19,355,344	9,826,612
Magdalena Yesil	87,554,820	20,879,868	9,826,612

Proposal 2 – Ratification of the Appointment of Independent Registered Public Accounting Firm

The Company’s shareholders ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 31, 2023 based on the following voting results.

Votes For	Votes Against	Votes Abstained	Broker Non-Vote
118,146,435	50,481	64,384	0

Proposal 3 – Advisory Non-Binding Vote to Approve the Compensation of the Company’s Named Executive Officers

On a non-binding advisory basis, the Company’s shareholders did not approve the compensation of the Company’s named executive officers for the fiscal year ended January 31, 2022 based on the following voting results.

Votes For	Votes Against	Votes Abstained	Broker Non-Vote
46,359,500	62,008,870	66,318	9,826,612

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMARTSHEET INC.

		By:	/s/ Pete Godbole
		Name:	Pete Godbole
		Title:	Chief Financial Officer & Treasurer

Date:	June 17, 2022